Exhibit 4.1
CUSIP 524692 10 0

LEGACY HEALTHCARE PROPERTIES TRUST INC. IMPORTANT NOTICES CLASSES OF STOCK THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(b) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. RESTRICTIONS ON OWNERSHIP AND TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REIT UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON SHALL BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8% IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE, OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF CAPITAL STOCK OF THE CORPORATION EXCLUDING ANY OUTSTANDING SHARES OF CAPITAL STOCK NOT TREATED AS OUTSTANDING FOR FEDERAL INCOME TAX PURPOSES, OR SUCH OTHER PERCENTAGE DETERMINED BY THE BOARD OF DIRECTORS IN ACCORDANCE WITH THE CORPORATION’S CHARTER, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON SHALL BENEFICIALLY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION TO THE EXTENT THAT SUCH BENEFICIAL OWNERSHIP OF CAPITAL STOCK OF THE CORPORATION WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” WITHIN THE MEANING OF SECTION 856(h) OF THE CODE (WITHOUT REGARD TO WHETHER THE OWNERSHIP INTEREST IS HELD DURING THE LAST HALF OF THE TAXABLE YEAR); (III) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK OF THE CORPORATION IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING BENEFICIALLY OWNED BY LESS THAN 100 PERSONS (AS DETERMINED UNDER THE PRINCIPLES OF SECTION 856(a)(5) OF THE CODE); (IV) NO PERSON SHALL BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION TO THE EXTENT THAT SUCH BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OF CAPITAL STOCK OF THE CORPORATION WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT (OTHER THAN A TRS) OF THE CORPORATION’S REAL PROPERTY WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE; AND (V) NO PERSON SHALL BENEFICIALLY OR CONSTRUCTIVELY OWNS SHARES OF CAPITAL STOCK OF THE CORPORATION TO THE EXTENT SUCH BENEFICIAL OR CONSTRUCTIVE OWNERSHIP OF SHARES OF CAPITAL STOCK OF THE CORPORATION WOULD OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT UNDER THE CODE, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF ANY “ELIGIBLE INDEPENDENT CONTRACTOR” (AS DEFINED IN SECTION 856(d)(9)(A) OF THE CODE) THAT OPERATES A “QUALIFIED HEALTH CARE PROPERTY” (AS DEFINED IN SECTION 856(e)(6)(D) OF THE CODE) ON BEHALF OF A TRS FAILING TO QUALIFY AS SUCH. ANY PERSON WHO ACQUIRES OR ATTEMPTS OR INTENDS TO ACQUIRE BENEFI CIAL OR CONSTRUCTIVE OWNERSHIP OF SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION OR, IN THE CASE OF A PROPOSED ATTEMPTED TRANSACTION, MUST GIVE AT LEAST 15 DAYS’ PRIOR WRITTEN NOTICE TO THE CORPORATION. IF THE RESTRICTION ON TRANSFER SET FORTH IN (III) ABOVE IS VIOLATED, THE PURPORTED TRANSFER WILL BE VOID AB INITIO AND THE INTENDED TRANSFEREE WILL ACQUIRE NO RIGHTS IN SUCH CAPITAL STOCK. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP SET FORTH IN (I), (II), (IV) OR (V) ABOVE ARE VIOLATED, THE SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF SUCH LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUST FOR THE BENEFIT OF A CHARITABLE BENEFICIARY AND THE PERSON SHALL ACQUIRE NO RIGHTS IN SUCH SHARES OF CAPITAL STOCK. IN ADDITION, THE CORPORATION MAY TAKE OTHER ACTIONS, INCLUDING REDEEMING SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION, IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. A COPY OF THE CORPORATION’S CHARTER, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT — Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF TRF MIN ACT— Custodian (until age..) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR Signature(s) Guaranteed: ANY CHANGE WHATEVER. By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.